   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2000


                                                      REGISTRATION NO. 333-40028
                                                   REGISTRATION NO. 333-40028-01
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 4 TO

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRONT RANGE CAPITAL CORPORATION  FRONT RANGE CAPITAL TRUST I
(Name of Small Business Issuer     (Name of Small Business
        in its Charter)            Issuer in its Charter)

      COLORADO               6712            84-0970160          DELAWARE             6712            51-6517364
      (State of       (Primary Standard   (I.R.S. Employer      (State of      (Primary Standard   (I.R.S. Employer
  incorporation or        Industrial       Identification    incorporation or      Industrial       Identification
    organization)       Classification        Number)         organization)      Classification        Number)
                             Code                                                     Code
                           Number)                                                  Number)

                  1020 CENTURY DRIVE                                     1020 CENTURY DRIVE
                      SUITE 202                                              SUITE 202
              LOUISVILLE, COLORADO 80027                             LOUISVILLE, COLORADO 80027
                    (303) 926-0300                                         (303) 926-0300
      (Address and telephone number of principal             (Address and telephone number of principal
  executive offices and principal place of business)     executive offices and principal place of business)
                ---------------------                                  ---------------------

                               ROBERT L. BEAUPREZ
                           CHAIRMAN OF THE BOARD AND
                                   PRESIDENT
                               1020 CENTURY DRIVE
                                   SUITE 202
                           LOUISVILLE, COLORADO 80027
           (Name, address and telephone number of agent for service)

                             ---------------------

                                   Copies to:


              HERBERT H. DAVIS III, ESQ.                                MATTHEW C. BOBA, ESQ.
            ROTHGERBER JOHNSON & LYONS LLP                               CHAPMAN AND CUTLER
             1200 17TH STREET, SUITE 3000                                 111 WEST MONROE
             DENVER, COLORADO 80202-5839                              CHICAGO, ILLINOIS 60603
                    (303) 623-9000                                         (312) 845-3000


                             ---------------------

     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of the Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of Front Range Capital Corporation (the "company" or "Front Range") require it to its indemnify officers, directors, agents and fiduciaries to the fullest extent permitted under the Colorado Business Corporations Act from and against any claim, liability or expense arising against him or her because he or she is or was a director, officer, agent or fiduciary or was serving another entity as a director, officer, agent, trustee, employee or fiduciary at the company's or the bank's request. Under Colorado law, a corporation may indemnify a director if the director 1) conducted himself or herself in good faith; 2) reasonably believed that his or her conduct was in the best interests of the corporation or at least was not opposed to the best interests of the corporation and 3) in the case of a criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In addition, under Colorado law, unless limited by the articles of incorporation, a corporation must indemnify a director wholly successful on the merits or otherwise, in the defense of a proceeding to which the director was a party because he or she is or was a director, against reasonable expenses incurred by the director in connection with the proceeding.

     Front Range's Articles of Incorporation and Bylaws provide that none of its directors will be liable to the company for monetary damages for any act or omission in the director's capacity as a director, except to the extent not permitted by law. Colorado law does not permit exculpation of liability in the case of 1) a breach of the director's duty of loyalty to the company or its shareholders; 2) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law; 3) a transaction from which a director received an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or 4) an act related to an unlawful distribution of corporate assets.

     Pursuant to the Underwriting Agreement, a form of which is filed as Exhibit
1.1 to this Registration Statement, the Underwriter has agreed to indemnify the directors, officers and controlling persons of the company against certain civil liabilities that may be incurred in connection with this Offering, including certain liabilities under the Securities Act.

     Front Range may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Front Range, whether or not Front Range would have the power to indemnify such person against such liability, as permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated fees and expenses incurred by the Registrants in connection with the sale and distribution of the securities being registered are as follows:

Securities and Exchange Commission registration fee.........      3,960
American Stock Exchange listing fee.........................     55,000
National Association of Securities Dealers, Inc. filing
  fee.......................................................      2,000
Printing and mailing expenses...............................    100,000
Legal fees and expenses of counsel for the Registrants......    150,000
Accounting fees and expenses................................     50,000
Blue Sky filing fees and expenses (includes legal fees and
  expenses).................................................      1,000
Transfer Agent fees.........................................      5,000
Trustee fees and expenses...................................     15,000
Miscellaneous expenses......................................     18,040
                                                               --------
          Total.............................................   $400,000
                                                               ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In July of 1998, we issued 139,267 shares of our common stock to certain individuals at $12.00 per share in a private placement. Each sale was for cash and was made pursuant to the registration exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder. Each of the investors was accredited as that term is defined in Rule 501 of Regulation D or otherwise met the requirements of Rule 506 of Regulation
D. Each of the purchasers purchased the security for their own account without an aim toward distribution. The sales to the purchasers were made without general solicitation or advertising.

     On June 14, 1999, we issued 2,000 shares of our common stock to a single individual at $12.00 per share. This transaction was for cash and was made pursuant to the registration exemption provided by Section 4(2) of the Act.

     On October 19, 2000, we issued 1,317 shares of our series B preferred stock in exchange for promissory notes held by certain of our common stockholders. Each sale was made pursuant to the registration exemption provided by Section 4(2) of the Act and Regulation D promulgated thereunder. Each of the investors was accredited as that term is defined in Rule 501 of Regulation D or otherwise met the requirements of Rule 506 of Regulation D. Each purchaser purchased the security for their own account without an aim toward distribution. The sales to the purchasers were made without general solicitation or advertising.

ITEM 27. EXHIBITS

     The following documents are filed as exhibits to this Registration
Statement:


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           -- Form of Underwriting Agreement
          3.1*           -- Articles of Incorporation of Front Range Capital
                            Corporation
          3.2*           -- Bylaws of Front Range Capital Corporation
          4.1*           -- Revised Form of Indenture by and between Front Range
                            Capital Corporation and Wilmington Trust Company
          4.2*           -- Revised Form of Subordinated Debenture (included as an
                            exhibit to Exhibit 4.1)
          4.3*           -- Certificate of Trust, as amended and restated
          4.4*           -- Trust Agreement
          4.5*           -- Revised Form of Amended and Restated Trust Agreement
                            between Front Range Capital Corporation and Wilmington
                            Trust Company
          4.6*           -- Revised Form of Trust Preferred Securities Certificate
                            (included as an exhibit to Exhibit 4.5)
          4.7*           -- Revised Form of Trust Preferred Securities Guarantee
                            Agreement
          4.8*           -- Revised Form of Agreement of Expenses and Liabilities
                            (included as an exhibit to Exhibit 4.5)
          5.1*           -- Opinion of Rothgerber, Johnson & Lyons LLP as to the
                            legality of the securities being offered
          5.2*           -- Opinion of Morris, James, Hitchens & Williams LLP as to
                            matters of Delaware law
          8.1*           -- Revised Opinion of Rothgerber, Johnson & Lyons LLP as to
                            certain tax matters
         10.1*           -- Lease Agreement between Lafayette State Bank and Fruehauf
                            Investments Ltd.
         10.2*           -- Lease Agreement between Heritage Bank and 901 Walnut
                            Street, LLC
         10.3*           -- Loan Agreement between Front Range Capital Corporation
                            and Bankers' Bank of the West

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         10.4*           -- Promissory Note by Front Range Capital Corporation
                            payable to Robert W. and Carol D. Lathrop
         10.5*           -- Promissory Note by Front Range Capital Corporation
                            payable to Bankers' Bank of the West
         10.6*           -- Promissory Note by Front Range Capital Corporation
                            payable to Carol Ann Imel
         10.7*           -- Amendment and Restatement of Executive Retirement Plan of
                            Heritage Bank
         10.8*           -- Indexed Salary Continuation Plan of Heritage Bank
         10.9*           -- Flexible Premium Life Insurance Endorsement Method Split
                            Dollar Plan Agreement
         21.1*           -- List of Subsidiaries of Front Range Capital Corporation
         23.1            -- Updated Consent of Fortner, Bayens, Levkulich and Co., P.C.
         23.2*           -- Consent of Rothgerber, Johnson & Lyons LLP (included in the opinion filed as Exhibit 5.1 hereto)
         23.3*           -- Consent of Morris, James, Hitchens & Williams LLP
                            (included in the opinion filed as Exhibit 5.2 hereto)
         23.4*           -- Consent of Rothgerber, Johnson & Lyons LLP (included in the opinion filed as Exhibit 8.1 hereto)
         24.1*           -- Power of Attorney (included on page II-5)
         25.1*           -- T-1 Statement of Eligibility under the Trust Indenture
                            Act of 1939, as amended, of Wilmington Trust Company, as
                            Trustee under the Trust Preferred Securities Guarantee
         25.2*           -- T-1 Statement of Eligibility under the Trust Indenture
                            Act of 1939, as amended, of Wilmington Trust Company, as
                            trustee under the Indenture
         25.3*           -- T-1 Statement of Eligibility under the Trust Indenture
                            Act of 1939, as amended, of Wilmington Trust Company, as
                            trustee for the Trust Preferred Securities


---------------

* Previously filed.

ITEM 28. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 403A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake to file and application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


     Front Range Capital Corporation. Pursuant to the requirements of the Securities Act of 1933, as amended, Front Range Capital Corporation has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Colorado on the 18th day of December, 2000.


                                            FRONT RANGE CAPITAL CORPORATION
                                            (Registrant)

                                            By:     /s/ ROBERT L. BEAUPREZ
                                              ----------------------------------
                                                      Robert L. Beauprez
                                                  Chairman of the Board and
                                                           President
                                                (principal executive officer)


     Front Range Capital Trust I. Pursuant to the requirements of the Securities Act of 1933, as amended, Front Range Capital Trust I has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Colorado on the 18th day of December, 2000.


                                            FRONT RANGE CAPITAL TRUST I
                                                        (Registrant)

                                            By:     /s/ ROBERT L. BEAUPREZ
                                              ----------------------------------
                                                      Robert L. Beauprez
                                                           Trustee

                                            By:  /s/ WILLIAM A. MITCHELL, JR.
                                              ----------------------------------
                                                   William A. Mitchell, Jr.
                                                           Trustee

                                            By:       /s/ ALICE M. BIER
                                              ----------------------------------
                                                        Alice M. Bier
                                                           Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement was signed by the following persons in the capacity indicated and on the 18th day of December, 2000.


                                            By:     /s/ ROBERT L. BEAUPREZ
                                              ----------------------------------
                                                      Robert L. Beauprez
                                                  Chairman of the Board and
                                                           President
                                                (principal executive officer)

                                                              *
                                            ------------------------------------
                                                       Alice M. Bier
                                                  Chief Financial Officer
                                               (principal financial officer)

                                                              *
                                            ------------------------------------
                                                    Claudia A. Beauprez
                                             Director, Treasurer and Secretary

                                                              *
                                            ------------------------------------
                                                      Larry W. Gibson
                                                          Director

                                                              *
                                            ------------------------------------
                                                      Victor Freuhauf
                                                          Director

                                                              *
                                            ------------------------------------
                                                     William G. Hofgard
                                                          Director

                                                              *
                                            ------------------------------------
                                                       Donald E. Imel
                                                          Director

                                                              *
                                            ------------------------------------
                                                       W. Bruce Joss
                                                          Director

                                                              *
                                            ------------------------------------
                                                     Robert W. Lathrop
                                                          Director

                                            *      /s/ ROBERT L. BEAUPREZ
                                            ------------------------------------
                                                     Robert L. Beauprez
                                                    As: Attorney-in-fact

                                 EXHIBIT INDEX


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          1.1*           -- Form of Underwriting Agreement
          3.1*           -- Articles of Incorporation of Front Range Capital
                            Corporation
          3.2*           -- Bylaws of Front Range Capital Corporation
          4.1*           -- Revised Form of Indenture by and between Front Range
                            Capital Corporation and Wilmington Trust Company
          4.2*           -- Revised Form of Subordinated Debenture (included as an
                            exhibit to Exhibit 4.1)
          4.3*           -- Certificate of Trust, as amended and restated
          4.4*           -- Trust Agreement
          4.5*           -- Revised Form of Amended and Restated Trust Agreement
                            between Front Range Capital Corporation and Wilmington
                            Trust Company
          4.6*           -- Revised Form of Trust Preferred Securities Certificate
                            (included as an exhibit to Exhibit 4.5)
          4.7*           -- Revised Form of Trust Preferred Securities Guarantee
                            Agreement
          4.8*           -- Revised Form of Agreement of Expenses and Liabilities
                            (included as an exhibit to Exhibit 4.5)
          5.1*           -- Opinion of Rothgerber, Johnson & Lyons LLP as to the
                            legality of the securities being offered
          5.2*           -- Opinion of Morris, James, Hitchens & Williams LLP as to
                            matters of Delaware law
          8.1*           -- Revised Opinion of Rothgerber, Johnson & Lyons LLP as to
                            certain tax matters
         10.1*           -- Lease Agreement between Lafayette State Bank and Fruehauf
                            Investments Ltd.
         10.2*           -- Lease Agreement between Heritage Bank and 901 Walnut
                            Street, LLC
         10.3*           -- Loan Agreement between Front Range Capital Corporation
                            and Bankers' Bank of the West
         10.4*           -- Promissory Note by Front Range Capital Corporation
                            payable to Robert W. and Carol D. Lathrop
         10.5*           -- Promissory Note by Front Range Capital Corporation
                            payable to Bankers' Bank of the West
         10.6*           -- Promissory Note by Front Range Capital Corporation
                            payable to Carol Ann Imel
         10.7*           -- Amendment and Restatement of Executive Retirement Plan of
                            Heritage Bank
         10.8*           -- Indexed Salary Continuation Plan of Heritage Bank
         10.9*           -- Flexible Premium Life Insurance Endorsement Method Split
                            Dollar Plan Agreement
         21.1*           -- List of Subsidiaries of Front Range Capital Corporation
         23.1            -- Updated Consent of Fortner, Bayens, Levkulich and Co., P.C.
         23.2*           -- Consent of Rothgerber, Johnson & Lyons LLP (included in the opinion filed as Exhibit 5.1 hereto)
         23.3*           -- Consent of Morris, James, Hitchens & Williams LLP
                            (included in the opinion filed as Exhibit 5.2 hereto)
         23.4*           -- Consent of Rothgerber, Johnson & Lyons LLP (included in the opinion filed as Exhibit 8.1 hereto)
         24.1*           -- Power of Attorney (included on page II-5)
         25.1*           -- T-1 Statement of Eligibility under the Trust Indenture
                            Act of 1939, as amended, of Wilmington Trust Company, as
                            Trustee under the Trust Preferred Securities Guarantee
         25.2*           -- T-1 Statement of Eligibility under the Trust Indenture
                            Act of 1939, as amended, of Wilmington Trust Company, as
                            trustee under the Indenture
         25.3*           -- T-1 Statement of Eligibility under the Trust Indenture
                            Act of 1939, as amended, of Wilmington Trust Company, as
                            trustee for the Trust Preferred Securities


---------------

* Previously filed.